ARTICLES OF INCORPORATION

                                       OF

                              BOSCO FLOORING, INC.



The  Incorporator,  Robert  C.  Harris,  ho  is the herein undersigned, for the purpose  of  forming  a corporation under the Laws  of  the  State  of  Nevada,

presently adopts the following Articles of Corporation; and so certifies that:

                                      I

The corporation name is:  Bosco Flooring, Inc.

                                      II

The  designated  Resident Agent  for  Bosco Flooring, Inc., is Robert C. Harris

at 564 Wedge Ln., Fernley, Nevada 89408.

                                      III

The authorized Common Stock is 75,000,000  shares,  holding $0.001  par  value.

Shares  may  be  disbursed  by  the  authority of the First Board of Directors,

anytime  without  motion  by  the shareholders. Every  issued  share  shall  be equivalent to one vote.  All shares,  once issued,  must  be properly and fully funded; additionally, all issued shares shall be the personal  property  of the shareholder,  and  shares  so disbursed shall be deemed as fully paid up by the herein corporation; the holder of any  share  or shares shall not be liable for any further payment thereof. Said shares shall not be subject to assessment for the  debts of the corporation, nor will they be assessable  by Bosco  Flooring,

Inc.

                                      IV

The initiating  offices  of Bosco  Flooring, Inc., are to be known as the First

Board of Directors.  The quantity of  directors may  at  anytime be enlarged or curtailed  in  such  a  way  as  stated  in the bylaws of Bosco Flooring,  Inc.

However, the number of Directors shall not exceed six

(6), and shall not be reduced in number to less  than one (1). The identity and address of the First Board of Directors, which are  one  (1) in  total,  is  as follows:  (president; Vice President; Secretary; Treasurer) Dannikov Alexander,

whose mailing address is, Utkina Street 26-10, Irkutsk, Russia 664007.

                                      V

The general purposes  for  which  Bosco Flooring, Inc., is formed and organized are:

  1.) To engage in the business of Flooring Laminate Distribution.

  2.) To engage in any other trade or business which can, in the opinion of the

      First Board of Directors of Bosco  Flooring,  Inc.,  be beneficial to the foregoing business.

  3.) The  business  purpose of Bosco Flooring, Inc., including  it  goals  and functions, advocated  or  conducted,  condoned  or  comported,  will  all transact  in  a lawful manner in accordance with the laws of the State of

      Nevada.

  4.) To do other things  as  are  incidental or advisable to the foregoing, or essential in order to accomplish the foregoing.

                                      IV

The Bosco Flooring, Inc., is to have  perpetual  existence.  Where the business takes place, and where the corporate records are, may be sustained anywhere  in the United States; or territory of the same; or foreign country.

EXCEPT  WITH  RESPECT  to  amending  the  non-assessing of shares statement and provision of that statement in Article III, this corporation reserves the right to amend, alter, change or repeal any provision contained in these  Articles of

Incorporation,  or  its  Bylaws  in  the  manner now or hereafter prescribed by statue, or by these Articles of Incorporation, or by  the corporation's Bylaws,

and  all  rights  conferred  upon the stockholders are granted subject to  this reservation.

THE UNDERSIGNED, Robert C. Harris, being the original incorporator hereinbefore named, for the purpose of forming a corporation to  do business both within and without the State of Nevada, and in pursuance of the general corporation law of the State of Nevada, does make and file this certificate, hereby declaring  and certifying  that  the  facts herein above stated are true, and accordingly have hereunto set our hand this day of December, 18, 2006.



 /s/ Robert C. Harris
----------------------
 Robert C. Harris
 564 Wedge Ln.
 Fernley, NV  89408